EXHIBIT 4.1



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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                     TRUSTEE



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                  SERIES 1999-D POOLING AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 1999


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                        OAKWOOD MORTGAGE INVESTORS, INC.

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1999-D


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         THIS SERIES 1999-D POOLING AND SERVICING AGREEMENT, dated as of August
1, 1999, is made with respect to the formation of OMI Trust 1999-D (the "Trust") among OAKWOOD MORTGAGE INVESTORS, INC., a Nevada corporation ("OMI"), OAKWOOD ACCEPTANCE CORPORATION, a North Carolina corporation ("OAC" and, in its capacity as servicer, the "Servicer"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.


                              PRELIMINARY STATEMENT

         The Board of Directors of OMI has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $296,205,000, to be known as the Senior/Subordinated Pass-Through Certificates, Series 1999-D (the "Certificates"). The Certificates consist of seven Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust excluding the Class M-2 Interest Shortfall Account and the right of the Class M-2 Certificates to receive payments in respect of the Class M-2 Interest Shortfall Amount, as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedules attached as Schedule I (as defined below) hereto. The Issuing REMIC will consist of the five Subaccounts designated as provided herein. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.

                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, OMI hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse and for the exclusive benefit of the Holders of the Certificates, all of OMI's right, title and interest in and to, and any and all benefits accruing to OMI from, (a) the Contracts listed in Schedule IA hereto and the Mortgage Loans (together with the Contracts, the "Assets") listed in Schedule IB hereto, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the applicable Cut-off Date, including such scheduled payments received by OMI or OAC on or prior to the applicable Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the applicable Cut-off Date; (b) the security interests in the Manufactured Homes, Mortgaged Properties and Real

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Properties granted by the Obligors pursuant to the related Assets; (c) all funds, other than investment earnings, relating to the Assets on deposit in the Certificate Account or in the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to OMI under the Sales Agreement with respect to the Assets (provided that OMI shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.


SECTION 1.        STANDARD TERMS.

         OMI, the Servicer and the Trustee acknowledge that the Standard Terms prescribe certain obligations of OMI, the Servicer and the Trustee with respect to the Certificates. OMI, the Servicer and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

SECTION 2.        DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Accelerated Principal Distribution Amount": With respect to any Distribution Date, the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

         "Accrual Date":  The Accrual Date shall be August 1, 1999.

         "Adjusted Certificate Principal Balance": With respect to each Class of Subordinated Certificates on any date of determination, its Certificate Principal Balance immediately following

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the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Class on such Distribution Date.

         "Adjusted Subaccount Principal Balance": With respect to each of the Corresponding Subaccounts relating to the Subordinated Certificates, on any date of determination, its Subaccount Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Subaccount on such Distribution Date.

         "Average Sixty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Sixty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed
of) as to which a Monthly Payment thereon is delinquent 60 days or more as of the end of the related Prepayment Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "Book-Entry Certificates": The Class A-1, Class M and Class B-1 Certificates.

         "Call Option Date": The Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate Certificate Principal Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the Certificates.

         "Carryover Interest Distribution Amount": With respect to each Class of Certificates, except the Class X Certificates and the Residual Certificates, and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on such amount at the Pass-Through Rate in effect for such Class during the related Interest Accrual Period. With respect to each Subaccount on each Distribution Date, all amounts that were allocable to such Subaccount as Priority Interest Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on any such amount at the Pass-Through Rate in effect for the Corresponding Certificates with respect to such Subaccount during the related Interest Accrual Period.

         "Carryover Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, all amounts that were distributable on such Subaccount as Non-Priority Interest Distribution Amounts on previous Distribution Dates that remain unpaid.

         "Carryover Writedown Interest Distribution Amount": With respect to each Distribution Date and each related Class or Subaccount, all amounts that were distributable on such Class or Subaccount as Writedown Interest Distribution Amounts and Carryover Writedown Interest Distribution Amounts on the previous Distribution Date but not previously distributed, plus interest


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accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate.

         "Class A-1 Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class A-1 Principal Distribution Amount": For any Distribution Date, will equal (i) prior to the Cross-over Date, the entire Principal Distribution Amount (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the entire Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A-1 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class A-1 Principal Distribution Amount exceeds the Class A-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class M-1 Principal Distribution Amount.

         "Class B Certificates": The Class B-1 Certificates and Class B-2 Certificates.

         "Class B Subaccounts": Any or all, as appropriate, of the Class B-1 or Class B-2 Subaccounts.

         "Class B-1 Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Adjusted Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Assets immediately prior to such Distribution Date.

         "Class B-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero,
(ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class B-1 Principal Distribution Amount exceeds the Class B-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class B-2 Principal Distribution Amount.

         "Class B-2 Floor Amount": With respect to any Distribution Date, either
(a) 1.50% of the aggregate principal balance of the Pool Scheduled Principal Balance as of the Cut-off Date, if the

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Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal
Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

         "Class B-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the sum of the Class B-2 Adjusted Certificate Principal Balance and the Overcollateralization Amount, each immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Assets immediately prior to such Distribution Date.

         "Class B-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero,
(iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-2 Percentage of the Principal Distribution Amount. If the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts otherwise allocable as Class B-2 Principal Distribution Amounts shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount, then to the Class M-1 Principal Distribution Amount, then to the Class A-1 Principal Distribution Amount, and finally to the Class B-2 Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount. If the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts otherwise allocable as Class B-2 Principal Distribution Amounts shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount, then to the Class M-1 Principal Distribution Amount, then to the Class A-1 Principal Distribution Amount, and finally to the Class B-2 Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the sum of the Current Overcollateralization Amount and the Class B-2 Certificate Principal Balance below the Total Floor Amount. On any Distribution Date, the Class B-2 Principal Distribution Amount shall not exceed the Class B-2 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and such Distribution Date.

         "Class M Certificates": The Class M-1 and Class M-2 Certificates.

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         "Class M Subaccounts": Any or all, as appropriate, of the Class M-1 or
Class M-2 Subaccounts.

         "Class M-1 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-1 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class M-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance has not been reduced to zero, zero,
(iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-1 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class M-1 Principal Distribution Amount exceeds the Class M-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class M-2 Principal Distribution Amount.

         "Class M-2 Interest Shortfall Account": The account maintained pursuant to Section 6, which shall not be an asset of either the Pooling REMIC or the Issuing REMIC.

         "Class M-2 Interest Shortfall Amount": For any Distribution Date and to the extent of available Class X Strip Amounts, an amount equal to the positive difference between (i) interest accrued on the class M-2 certificates during the related Interest Accrual Period at a rate of 9.190% on the certificate balance immediately following the most recently preceding distribution date, reduced by all Writedown Amounts allocated on that distribution date, plus any interest amounts remaining unpaid from a previous distribution date, and interest accrued on this amount during the related Interest Accrual Period, at a rate equal to 9.190%, and (ii) interest accrued on the class M-2 certificates during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the certificate balance immediately following the most recently preceding distribution date, reduced by all Writedown Amounts allocated on that distribution date, plus any interest amounts remaining unpaid from a previous distribution date, and interest accrued on this amount during the related Interest Accrual Period, at the then applicable Pass-Through Rate.

         "Class M-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-2 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class M-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance, and the Class M-1 Certificate Principal Balance

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have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, and the Class M-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance and the Class M-1 Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-2 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class M-2 Principal Distribution Amount exceeds the Class M-2 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class B-1 Principal Distribution Amount.

         "Class R Certificates": The Class R Certificates, which represent beneficial ownership of both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "Class R-1 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "Class R-2 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "Class X Carryover Strip Amount": With respect to the Class X Certificates on each Distribution Date, all amounts that were distributable on such Class as Class X Strip Amounts on previous Distribution Dates that remain unpaid.

         "Class X Certificates": The Class X Certificates created pursuant to
Section 3 hereof.

         "Class X Strip Amount": With respect to any Distribution Date, 30 days' interest on the Subaccount Principal Balance of the Class A-1, Class M and Class B Subaccounts, at a rate equal to the positive difference, if any, between the Weighted Average Net Asset Rate and the weighted average of the Pass-Through Rates on the Class A-1, Class M and Class B Subaccounts. Solely for the purposes of those calculations, the Pass-Through Rates of the Class A-1, Class M and Class B Subaccounts shall be the Pass-Through Rates on the respective Corresponding Certificates.

         "Closing Date":  September 9, 1999.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee."

         "Corresponding Certificates": For any Subaccount, the Class of Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "Corresponding Subaccount" For any Class of Certificates, the Subaccount bearing the same letter and numerical designation as that borne by such Class.

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         "Cross-over Date": The later to occur of (a) the Distribution Date occurring in March 2004 or (b) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the aggregate Adjusted Certificate Principal Balance of the Subordinated Certificates and the Current Overcollateralization Amount, for such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on such Distribution Date, equals or exceeds 1.855 times the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the initial aggregate Adjusted Certificate Principal Balance of the Subordinated Certificates and the Current Overcollateralization Amount as of the Cut-off Date and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

         "Cumulative Realized Losses": With respect to any Distribution Date, the aggregate Realized Losses incurred on the Assets during the period from the Cut-off Date through the end of the related Prepayment Period.

         "Current Overcollateralization Amount": As of any Distribution Date, the positive difference, if any, between the Scheduled Principal Balance of the Assets and the Certificate Principal Balance of all then outstanding Classes of Certificates.

         "Current Realized Loss Ratio": With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

         "Cut-off Date":  August 1, 1999.

         "ERISA Restricted Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Class R Certificates.

         "Excess Subaccount Principal Balance": With respect to each Subaccount, the excess, if any, of the Subaccount Principal Balance over the Certificate Principal Balance of the Corresponding Certificates.

         "Institutional Holder": An insurance company whose long-term debt is rated at least A- (or equivalent rating) by a Rating Agency, or an equivalent rating from any other nationally recognized statistical rating organization.

         "Interest Deficiency Amount": With respect to the Class M-1 Certificates, the Class M-2 Certificates, Class B-1 Certificates or the Class B-2 Certificates and any Distribution Date, the sum of any of the Interest Distribution Amount, Carryover Interest Distribution Amount, Writedown Interest Distribution Amount and Carryover Writedown Interest Distribution Amount for such Class that would remain unpaid after application of the Available Distribution Amount in accordance with Sections 5(a) hereof.

         "Interest Deficiency Withdrawal": With respect to any Distribution Date and the:

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                  (i) Class M-1 Certificates, the lesser of (A) the applicable
Interest Deficiency Amount, (B) the positive difference, if any, between $453,380.00 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class M-1 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1) through (4) of the Standard Terms;

                  (ii) Class M-2 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $312,482.98 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class M-2 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1) through (4) of the Standard Terms; and

                  (iii) Class B-1 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $290,920.00 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class B-1 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1) through (4) of the Standard Terms.

                  (iv) Class B-2 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $249,360.00 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class B-2 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1) through (4) of the Standard Terms.

         "Interest Distribution Amount": On each Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on (i) in the case of each Class of the Class A-1 Certificates or the Class A-1 Subaccounts, the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date and (ii) in the case of the Subordinated Certificates or the Corresponding Subaccounts, on the Adjusted Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date.

         "Issuing REMIC":  The Trust REMIC consisting of the Subaccounts.

         "Issuing REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the positive difference, if any, between
(i) the related Interest Distribution

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Amount for such Subaccount and (ii) the related Priority Interest Distribution
Amount for such Subaccount.

         "Notional Principal Balance": The Notional Principal Balance of the Class X Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date.

         "Overcollateralization Reduction Amount": With respect to each Distribution Date, the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount; provided, however, that if on any Distribution Date the Principal Distribution Tests are not satisfied, then the Overcollateralization Reduction Amount shall equal zero.

         "Pass-Through Rate": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) on any Distribution Date, the per annum rate for such Class set forth in the table in Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "Pooling REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "Pooling REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.

         "Principal Distribution Shortfall Carryover Amount": With respect to each Distribution Date and each Class of Certificates, an amount equal to all Principal Distribution Amounts distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates. With respect to each Distribution Date and each Corresponding Subaccount, an amount equal to all Principal Distribution Amounts distributable on the Corresponding Certificates from previous Distribution Dates that have not yet been distributed on such Corresponding Certificates.

         "Principal Distribution Tests": With respect to each Distribution Date:
(a) the Average Sixty-Day Delinquency Ratio as of such Distribution Date does not exceed 5.5%; (b) the Cumulative Realized Losses as of such Distribution Date do not exceed an amount equal to the percentage set forth below of the initial aggregate Certificate Principal Balance of all the Certificates:

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         Distribution Dates                                      Percentage
         ------------------                                      ----------

         March 2004 through August 2005                             7.0%

         September 2005 through August 2006                         8.0%

         September 2006 through December 2008                       9.5%

         March 2008 and after                                       10.5%


; and (c) the Current Realized Loss Ratio as of such Distribution Date does not exceed 3.00%.

         "Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the Interest Distribution Amount for the Corresponding Certificates.

         "Private Certificates": The Class B-2 Certificates, Class X Certificates and Residual Certificates.

         "Qualified Bidders": Firms and institutions that are engaged in the business of buying and selling manufactured housing paper.

         "Rating Agency": Each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (55 Water Street, New York, New York 10041), and Moody's Investors Service, Inc. (99 Church Street, New York, New York 10004).

         "Regular Certificates": The Class A-1 Certificates, Class M Certificates, Class B Certificates and Class X Certificates.

         "Residual Certificates": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

         "Rule 144A Certificates": The Class B-2, Class X and Residual Certificates.

         "Servicing Fee Rate":  1.00% per annum.

         "Subaccount": Each of the following five subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth blow:


                                                                                    INITIAL
                                                                                   SUBACCOUNT
         SUBACCOUNT                           PASS-THROUGH RATE                PRINCIPAL BALANCE
         ----------                           -----------------                -----------------
                A-1                                  (1)                          $226,687,000
                M-1                                  (1)                          $ 22,669,000
                M-2                                  (1)                          $ 13,601,000
                B-1                                  (1)                          $ 16,624,000
                B-2                                  (1)                          $ 16,624,000


                  (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.


         The Final Scheduled Distribution Date for each Subaccount is as follows:

                                                                              FINAL SCHEDULED
          SUBACCOUNT                                                        DISTRIBUTION DATES
          ----------                                                        ------------------
              A-1                                                            November 15, 2029
              M-1                                                            November 15, 2029
              M-2                                                            November 15, 2029
              B-1                                                            November 15, 2029
              B-2                                                            November 15, 2029


For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be its final Scheduled Distribution Date as set forth above.

         "Subaccount Principal Balance": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Sections 5(a) and 7 hereof.

         "Subordinated Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Residual Certificates.

         "Target Overcollaterization Amount": With respect to (i) any Distribution Date prior to the Cross-over Date, shall equal 2% of the Scheduled Principal Balance of the Assets as of the Cut-off Date, and (ii) for any other Distribution Date, shall equal the lesser of (x) 2.00% of the Pool Scheduled Principal Balance of the Assets as of the Cut-off Date, and (y) 3.50% of the then current Scheduled Principal Balance of the Assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than the greater of (i) 0.50% of the Scheduled Principal Balance of the Assets as of the Cut-off Date or (ii) a percentage of the Pool Scheduled Principal Balance of the Assets that, when summed with a percentage equal to a fraction the numerator of which is the current principal balance of the Class B-2 Certificates and the denominator of which is equal to the Pool Scheduled Principal Balance as of the Cut-off Date, equals the Total Floor Amount.

         "Total Floor Amount": With respect to any Distribution Date, either (a) 2.00% of the aggregate principal balance of the Pool Scheduled Principal Balance as of the Cut-off Date, if (1) the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date and (2) the sum of the Current Overcollateralization Amount and the B-2 Floor Amount is less than 2% of the Pool Scheduled Principal balance of the assets as of the Cut-off Date, and (b) zero, if the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

         "Trustee": Chase Manhattan Trust Company, National Association, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Global Trust, One Liberty Place, Suite 5210, 1650 Market Street, Philadelphia, PA 19103, Attn: OMI Trust 1999-D (the "Corporate Trust Office"), or its successor in interest.

         "Trust REMIC":  Each of the Pooling REMIC and the Issuing REMIC.

         "Underwriters": Credit Suisse First Boston Corporation (whose address is 11 Madison Avenue, 20th Floor, New York, New York 10010) and First Union Capital Markets Corp. (whose address is 301 South College Street, Charlotte, North Carolina 28288).

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Assets that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate.

         "Writedown Amount": With respect to each Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all the Certificates, after all distributions have been made on the Certificates on such Distribution Date pursuant to Section 5(b) hereof, exceeds (ii) the Pool Scheduled Principal Balance of the Assets for the next Distribution Date.

         "Writedown Interest Distribution Amount": With respect to each Distribution Date and each Class of Subordinated Certificates, interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount. With respect to each Distribution Date and each Corresponding Subaccount, interest accrued during the related Interest Accrual Period on any related Writedown Amount at the Pass-Through Rate applicable to the Corresponding Certificates.

SECTION 3.        CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $296,205,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in seven Classes having the designations, initial Certificate Principal Balances, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:


                                         INITIAL                                              FINAL
                                       CERTIFICATE                                          SCHEDULED
                                        PRINCIPAL           PASS THROUGH                  DISTRIBUTION
DESIGNATION                              BALANCE              RATE                          DATE(8)
-----------                              -------              ----                          -------
A-1                                   $226,687,000            (1)                       November 15, 2029

M-1                                   $  22,669,000           (2)                       November 15, 2029

M-2                                   $  13,601,000           (3)                       November 15, 2029

B-1                                   $  16,624,000           (4)                       November 15, 2029

B-2                                   $  16,624,000           (5)                       November 15, 2029

X                                           (6)               (6)                       November 15, 2029

R                                           (7)               (7)                       November 15, 2029

         (1) The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.840% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (2) The Pass-Through Rate on the Class M-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 8.000% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (3) The Pass-Through Rate on the Class M-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 9.190% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (4) The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.000% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (5) The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 6.000% per annum and (ii) the Weighted Average Net Asset Rate of the Assets

         (6) The Class X Certificates shall have no Certificate Principal Balance and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the applicable Class X Strip Amount and any Class X Carryover Strip Amount.

         (7) The Class R Certificates shall have no Certificate Principal Balance and no Pass-Through Rate, and shall represent the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) hereof, the Class R-1 and Class R-2 Certificates shall have no Certificate Principal Balances and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC and the Pooling REMIC, respectively.

         (8) For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

SECTION 4.        DENOMINATIONS.

         The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         The Class X Certificates and the Residual Certificates will be issued in certificated, fully registered form. The Class X Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to 10%.

SECTION 5.        DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution Amount to the various Subaccounts, and, where applicable, OAC, to the extent of the amount thereof remaining after application pursuant to clauses (1) through (4) of
Section 4.03 of the Standard Terms, in the following manner and in the following order of priority:

         (i) First, to the Class A-1 Subaccount, (A) first, its Priority Interest Distribution Amount for such Distribution Date, and (B) second, the related Carryover Interest Distribution Amount for such Distribution Date, if any;

         (ii) Second, to the Class M-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iii) Third, to the Class M-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iv) Fourth, to the Class B-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (v) Fifth, to the Class B-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (vi) Sixth, to the Class A-1 Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class A-1 Subaccount, if any, for such Distribution Date, until thee Class A-1 Certificate Principal Balance has been reduced to zero;

         (vii) Seventh, to the Class A-1 Subaccount, the Class A-1 Principal Distribution Amount, until the Class A-1 Certificate Principal Balance has been reduced to zero;

         (viii) Eighth, to the Class M-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-1 Certificate Principal Balance is reduced to zero;

         (ix) Ninth, to the Class M-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-2 Certificate Principal Balance is reduced to zero;

         (x) Tenth, to the Class B-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-1 Certificate Principal Balance is reduced to zero;

         (xi) Eleventh, to the Class B-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-2 Certificate Principal Balance is reduced to zero;

         (xii) Twelfth, if Oakwood Acceptance Corporation is the Servicer, to the Servicer in the following order: first, the entire Servicing Fee with respect to the related Distribution Date, and thereafter all Servicing Fees from previous Distribution Dates remaining unpaid;

         (xiii) Thirteenth, to each Subaccount, (i) first, its Carryover Non-Priority Interest Distribution Amount for such Distribution Date,
         (ii) second, its Non-Priority Interest Distribution Amount for such Distribution Date, and (iii) its remaining Subaccount Principal

         Balance in each case with the Available Distribution Amount being allocated among the Subaccounts pro rata based upon the total Excess Subaccount Principal Balance remaining to be paid with respect to each Subaccount; and

         (xiv) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above and Section 7 below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:

(i) First, to the Class A-1 Certificates, (A) first, its Interest Distribution Amount for such Distribution Date, and (B) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

(ii) Second, to the Class M-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

(iii) Third, to the Class M-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

(iv) Fourth, sequentially, (A) first, for deposit in the Class M-2 Interest Shortfall Account, the Class X Strip Amounts, in an amount equal to (i) the Class M-2 Interest Shortfall Amount for such Distribution Date plus, but not in duplication, (ii) any Class M-2 Interest Shortfall Amount remaining unpaid from any previous Distribution Date, (B) second, to the Class M-2 Certificates, the Class M-2 Interest Shortfall Amount for such Distribution Date, and (C) third, to the Class M-2 Certificates, any related Class M-2 Interest Shortfall Amount remaining unpaid from any previous Distribution Date;

(v) Fifth, to the Class B-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

(vi) Sixth, to the Class B-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

(vii) Seventh, to the Class A-1 Certificates, the Principal Distribution Shortfall Carryover Amount for the Class A-1 Certificates, if any, for such Distribution Date;

(viii) Eighth, to the Class A-1 Certificates, the Class A-1 Percentage of the Class A-1 Principal Distribution Amount in reduction of their Certificate Principal Balance, until reduced to zero;

(ix) Ninth, to the Class M-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

(x) Tenth, to the Class M-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

(xi) Eleventh, to the Class B-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

(xii) Twelfth, to the Class B-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

(xiii) Thirteenth, sequentially, to the Class A-1, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, the Accelerated Principal Distribution Amount for such Distribution Date, in reduction of the Certificate Principal Balance of each class until such balance has been reduced to zero.

(xiv) Fourteenth, to the Class X Certificates (in each case, less amounts deposited to the Class M-2 Interest Shortfall Account on such Distribution
Date), in the following sequential order:

                  (A)      the current Class X Strip Amount; and

                  (B)      any Class X Carryover Strip Amount;

(xv) Fifteenth, to the Class X Certificates, any amounts remaining in the Class M-2 Interest Shortfall Account after all payments made pursuant to clause
(iv)(B) and (c) above; and

(xvi) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (c) On each Distribution Date for which the applicable Remittance Report indicates that one or more Interest Deficiency Withdrawals is required, after making the withdrawals and applications described in Section 5.02(a) and
(b), the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account and allocate the Interest Deficiency Withdrawal, based upon the information set forth in the related Remittance Report, in the following manner and in the following order of priority:

                  (i) to the Class M-1 Subaccount, the Interest Deficiency Withdrawal for such Class, if any;

                  (ii) to the Class M-2 Subaccount, the Interest Deficiency Withdrawal for such Class, if any;

                  (iii) to the Class B-1 Subaccount, the Interest Deficiency Withdrawal for such Class, if any; and

                  (iv) to the Class B-2 Subaccount, the Interest Deficiency Withdrawal for such Class, if any; and

                  (v) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (d) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(c) above, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts pursuant to Section 5(c) above, and shall distribute such amounts in the following manner and in the following order of priority all in accordance with the related Remittance Report:

                  (i) to the Class M-1 Certificates, the Interest Deficiency Withdrawal for such Class, if any;

                  (ii) to the Class M-2 Certificates, the Interest Deficiency Withdrawal for such Class, if any;

                  (iii) to the Class B-1 Certificates, the Interest Deficiency Withdrawal for such Class, if any; and

                  (iv) to the Class B-2 Certificates, the Interest Deficiency Withdrawal for such Class, if any; and

                  (v) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (e) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class A-1, Class M or Class B Certificates issued after the Closing Date in certificated, fully-registered form, the registered owner of Class A-1, Class M or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, and (B) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section
9.01 of the Standard Terms.

         (f) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

                  (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 6.        ESTABLISHMENT OF CLASS M-2 INTEREST SHORTFALL ACCOUNT.

         No later than the Closing Date, the Trustee will establish and maintain the Class M-2 Interest Shortfall Account as a non-interest bearing trust account. The Class M-2 Interest Shortfall Account shall be an Eligible Account. For federal income tax purposes, the holders of the Class X Certificates will be treated as the owners of the Class M-2 Interest Shortfall Account and the Trustee and the holders of the Class X Certificates shall treat amounts distributed by the Issuing REMIC to the Class M-2 Interest Shortfall Account as having been distributed with respect to the Class X Certificates and as reducing the Class X Strip Amount. Distributions to the holders of the Class X Certificates out of the Class M-2 Interest Shortfall Account shall not be considered to be distributions from either the Pooling REMIC or the Issuing REMIC. The parties hereto intend and agree, to treat the Class M-2 Interest Shortfall Account as an arrangement described in Treasury Regulations Section 1.61-13(b); provided, that if the Internal Revenue Service does not permit such treatment, the parties hereto intend and agree, that solely for federal and, to the extent applicable, state and local tax purposes, (i) if the Class X Certificates are held by a single Holder, that the assets and liabilities of the Class M-2 Interest

Shortfall Account be treated solely for federal income tax purposes as assets and liabilities of the Class X Certificateholder pursuant to Treasury Regulations Section 301.7701-3(b)(ii), and (ii) if the Class X Certificates are held by more than one Holder, the Class M-2 Interest Shortfall Account be treated solely for federal income tax purposes as a partnership pursuant to Treasury Regulations Section 301.7701-3(b)(ii), in which event each Class X Certificateholder, including all successors to the original Class X Certificateholder, irrevocably elects under Section 761 of the Code to exclude the Class M-2 Interest Shortfall Account from the application of Subchapter K of the Code. The Trustee shall separately report to any Class X Certificateholders amounts deposited into and paid to Class X Certificateholders from the Class M-2 Interest Shortfall Account. Amounts on deposit in the Class M-2 Interest Shortfall Account shall not be reinvested.

SECTION 7.        ALLOCATION OF WRITEDOWN AMOUNTS.

         On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the Writedown Amount, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

         (a) First, to the Class B-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (b) Second, to the Class B-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (c) Third, to the Class M-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero; and

         (d) Finally, to the Class M-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero.

         (e) Writedown Amounts allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Subaccounts pursuant to this Section 7 shall be allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, respectively, until the Adjusted Certificate Principal Balance of each such Class has been reduced to zero.

SECTION 8.        REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

(1) the Interest Distribution Amount for each Class of the Certificates for such Distribution Date (which shall equal the Priority Interest Distribution Amount for the

         Corresponding Subaccount) and the Carryover Interest Distribution Amount, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution Amount for such Distribution Date;

(2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments, the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution Amount for such Distribution Date and separately identifying any Accelerated Principal Distribution Amount to be distributed on the Certificates, the Current Overcollateralization Amount and the Target Overcollateralization Amount.

(3)      the aggregate amount, if any, to be distributed on the Residual
         Certificates;

(4)      the Class M-2 Interest Shortfall Amount;

(5) the amount of any Writedown Amounts to be allocated to reduce the Certificate Principal Balance of any Class of Subordinated Certificates (which will be equal to the amount of any Writedown Amount to be allocated to the Corresponding Subaccount) on such Distribution Date;

(6) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) and the Adjusted Certificate Principal Balance of each Class of the Offered Subordinated Certificates (which will be equal to the Adjusted Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

(7) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to the Priority Interest Distribution Amount and Carryover Interest Distribution Amount remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

(8) the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to such amounts remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date; and

(9) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A-1, Class M or Class B Certificate, as a dollar amount per $1,000 denomination.

         (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to the Underwriters (to the attention of the person, if any, reported to the Trustee by the Underwriters) and to THE BLOOMBERG (to the address and to the person, if any specified to the Trustee by Credit Suisse First Boston Corporation). The Trustee shall not be obligated to mail any Remittance Report to THE BLOOMBERG unless and until Credit Suisse First Boston Corporation shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 9. LIMITED RIGHT OF SERVICER TO RETAIN SERVICING FEES FROM COLLECTIONS.

         The Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account; PROVIDED, HOWEVER, that OAC as Servicer may only so retain its Servicing Fee in respect of a Distribution Date from gross interest collections on the Assets to the extent that the amounts on deposit in the Certificate Account and attributable to the Available Distribution Amount for such Distribution Date exceed the sum of all amounts to be allocated and distributed on such Distribution Date pursuant to clauses (i) through (xi) under
Section 5(b) hereof.

SECTION 10. MODIFICATIONS OF STANDARD TERMS.

         The following modifications to the Standard Terms shall be in effect with respect to this Trust only.

         (a) Section 1.01 of the Standard Terms is hereby amended as follows:

             (i) the definition of "Available Distribution Amount" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "Available Distribution Amount": For each
                           Distribution Date for a Series of Certificates, the amount on deposit in the related Distribution Account at the commencement of business on such Distribution Date, less the amounts distributable from the Distribution Account in accordance with clauses (1) through (4) of Section 4.03(a) hereof and the Interest Deficiency

                           Amount or portion thereof, if any, paid from collections on the preceding Distribution Date.

             (ii) sub-section (e) to the definition of "Mortgage Loan Documents" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    (e) an original Title Insurance Policy or,
                           if such policy has not yet been issued or is otherwise not available, (1) a written commitment to issue such policy issued by the applicable title insurance company and an officer's certificate of the related Seller certifying that all of the requirements specified in such commitment have been satisfied, (2) a preliminary title report if the related Mortgaged Property is located in a state in which preliminary title reports are acceptable evidence of title insurance, (3) a certificate of an officer of the Seller certifying that a Title Insurance Policy is in full force and effect as to the related Mortgage and that such Title Insurance Policy is freely assignable to and will inure to the benefit of the Trustee (subject to recordation of the related Assignment of Mortgage) or (4) an Opinion of Counsel with respect to the title of the related Mortgaged Property;

             (iii) the definition of "Principal Distribution Amount" is hereby amended by adding the phrase "less (e) the Overcollateralization Reduction Amount" after the final parenthetical therein.

             (iv) the definition of "Record Date" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "Record Date": With respect to each
                           Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, except that the record date for the September 15, 1999 distribution will be September 9, 1999.

SECTION 11.       REMIC ADMINISTRATION.

         (a) For purposes of the REMIC Provisions, all of the Certificates (except the Residual Certificates) will be designated as the "regular interests" in the Issuing REMIC; provided, however, that the Class M-2 Certificates will represent beneficial ownership of a "regular interest" and the right to receive the Class M-2 Interest Shortfall Amounts. The Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 11(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

         (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of Exhibit R-1 and Exhibit R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC,
(2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, (3) the Holders of a majority of the Percentage Interest in the Class R-1 Certificates together with the Holders of a majority of the Percentage Interest in the Class R-2 Certificates will have the option to make a Terminating Purchase given to the Holders of a majority of the Percentage Interest in the Residual Certificates pursuant to Section 9.01 of the Standard Terms, and (4) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

SECTION 12.       AUCTION CALL.

         (a) If the Servicer does not exercise its optional termination right as described in Section 9.01 of the Standard Terms within 90 days after it first becomes entitled to do so, the Trustee shall use commercially reasonable efforts to solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust from no fewer than two prospective purchasers that it believes to be Qualified Bidders. If OAC is then the Servicer of the Assets, the solicitation of bids shall be conditioned upon the continuation of OAC as the servicer of the Assets on terms and conditions substantially similar to those in the Pooling and Servicing Agreement, except that it shall not be required to pay Compensating Interest or make Advances.

         (b) If the Trustee receives bids from at least two Qualified Bidders and the net proceeds of the highest bid are equal to or greater than the Termination Price, the Trustee shall promptly advise the Servicer of the highest bid and the terms of purchase, and the Servicer shall have three Business Days, at its option, to match the terms of such bid. The Trustee shall thereafter sell the Assets, REO Properties and Repo Properties either (i) to the Servicer, if it shall so elect, or (ii) to the highest bidder, and in either case the Trustee shall distribute the net proceeds of such sale in redemption of the Certificates in compliance with Article IX of the Standard Terms and Section 5 hereof. Any such sale must also comply with the requirements applicable to a Terminating Purchase set forth in Section 9.02 of the Standard Terms.

         (c) Any costs incurred by the Trustee in connection with such sale (including without limitation any legal opinions or consents required by Section
9.02 of the Standard Terms) shall be deducted from the bid price of the Assets, REO Properties and Repo Properties in determining the net proceeds therefrom.

         (d) If the Trustee does not obtain bids from at least two Qualified Bidders, or does not receive a bid such that the net proceeds therefrom would at least equal the Termination Price, it shall not sell the Assets, REO Properties and Repo Properties, and shall thereafter have no obligation to attempt to sell same.

         (e) The Servicer shall cooperate with and provide necessary information to the Trustee in connection with any auction sale as described herein.

SECTION 13.       VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion with their respective Certificate Principal Balance.

SECTION 14.       [RESERVED]

SECTION 15.       GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of North Carolina and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of North Carolina, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16.       FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 17.       COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 18.       ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

         IN WITNESS WHEREOF, OMI, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                        OAKWOOD MORTGAGE INVESTORS, INC.


                        By:      /s/ Dennis W. Hazelrigg
                               --------------------------------

                        Name:  Dennis W. Hazelrigg

                        Title:  President



                        OAKWOOD ACCEPTANCE CORPORATION


                        By:      /s/ Douglas R. Muir
                               --------------------------------

                        Name:  Douglas R. Muir

                        Title:  Vice President



                        CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                AS TRUSTEE


                        By:      /s/ Judy A. Wisniewski
                               --------------------------------

                        Name:  Judy A. Wisniewski

                        Title:  Assistant Vice President

STATE OF ARIZONA           )
                           )   s.
COUNTY OF MARICOPA         )


         The foregoing instrument was acknowledged before me in the County of Maricopa this 30th day of August 1999 by Dennis W. Hazelrigg, President of Oakwood Mortgage Investors, Inc., a Nevada corporation, on behalf of the corporation.


                                                       Carmen Y. Northrup
                                                       --------------------
                                                       Notary Public

My Commission expires:     10/14/02
                         ------------

STATE OF NORTH CAROLINA    )
                           )   s.
COUNTY OF GUILFORD         )


         The foregoing instrument was acknowledged before me in the County of Guilford this _9th___ day of September 1999 by Douglas R. Muir, Vice President of Oakwood Acceptance Corporation, a North Carolina corporation, on behalf of the corporation.



                                                       Dena B. Cardwell
                                                       ---------------------
                                                       Notary Public

My Commission expires:     11-30-2000
                          ------------

COMMONWEALTH OF PENNSYLVANIA     )
                                 )   s.
CITY OF PHILADELPHIA             )


         The foregoing instrument was acknowledged before me in the City of Philadelphia, this _26th__ day of August 1999, by Judy Wisniewski, Assistant Vice President of Chase Manhattan Trust Company, National Association, a national banking association, on behalf of the association.

                                                       Joan F. Wilson
                                                       ----------------------
                                                       Notary Public

My Commission expires:     02/12/01
                         ------------

         INDEX TO SCHEDULES AND EXHIBITS


SCHEDULE IA                Contract Schedule
SCHEDULE IB                Mortgage Loan Schedule
EXHIBIT A-1                Form of Class A-1 Certificate
EXHIBIT M-1                Form of Class M-1 Certificate
EXHIBIT M-2                Form of Class M-2 Certificate
EXHIBIT B-1                Form of Class B-1 Certificate
EXHIBIT B-2                Form of Class B-2 Certificate
EXHIBIT  X                 Form of Class  X  Certificate
EXHIBIT  R                 Form of Class  R  Certificate